Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 3, 2014, relating to the combined financial statements of NextEra Energy Partners, LP (Predecessor) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the basis of presentation of the combined financial statements), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

April 3, 2014